UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
TIME AMERICA, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TIME AMERICA, INC.
8840 East Chaparral Road, Suite 100
Scottsdale, Arizona 85250

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY A MAJORITY OF OUR SHAREHOLDERS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

This Information Statement is being furnished to the shareholders of record of Time America, Inc. (“we” or the “Company”) as of April 10, 2007 (the “Record Date”) to advise them that the Board of Directors and shareholders of the Company have approved an amendment (the “Amendment”) to our Articles of Incorporation.  The Amendment, when filed with the Nevada Secretary of State, will change the name of the Company to “NETtime Solutions, Inc.” Shareholders owning, as of March 22, 2007 (the “Consent Date”), at least 8,242,302 shares of the Common Stock, representing approximately 54% of the outstanding voting power as of the Consent Date, have executed a written consent approving the Amendment. The Company plans to mail this Information Statement to stockholders as of the Record Date on or about April 20, 2007.

A copy of the Certificate of Amendment containing the Amendment is attached to this Information Statement as Exhibit A.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the Amendment will be implemented promptly following the 20th day after this Information Statement is first sent to our shareholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

VOTE REQUIRED

As discussed in further detail below, the Amendment required the approval of shareholders holding a majority of the outstanding votes. As of the Consent Date, the Common Stock was our only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

MEETING NOT REQUIRED

Under Section 78.390 of the Nevada Revised Statutes (the “Nevada Law”), an amendment to our Articles of Incorporation must be proposed by resolution of the Board of Directors and be approved of by shareholders holding shares entitling them to exercise at least a majority of the voting power of the company. Section 78.320 of the Nevada Law provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, actions required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding not less than at least a majority of the voting power of the company. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain on the Consent Date, the written consent of shareholders holding at least 8,242,302 shares representing more than the requisite number of votes that is necessary to authorize or take such action.

DISSENTERS RIGHTS OF APPRAISAL

There are no dissenter’s rights of appraisal applicable to this action to adopt the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 10, 2007, concerning the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each Director; (iii) the Company’s Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group.  To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number		Percent
Todd P. Belfer	1,673,127	(3)	10.7%
Lise M. Lambert	285,163	(4)	1.8%
Robert W. Zimmerman	365,175	(5)	2.3%
Thomas J. Klitzke	1,500	(6)	0.0%
Jon Weiss	87,500	(7)	0.6%
All directors and executive officers as a group	2,412,465	(8)	14.8%
Thomas S. Bednarik	1,027,750	(9)	6.4%
Joseph L. Simek	4,018,585	(10)	26.1%
Circle F. Ventures LLC	1,081,923		7.0%
Laurus Capital Management, LLC	981,111	(11)	6.1%
Anthony Silverman	1,687,000		11.0%

(1)                                  A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right.  Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.  The amounts and percentages are based upon 15,361,539 shares of common stock outstanding as of the Record Date.

(2)                                  The address of each of the beneficial owners is c/o Time America, Inc., 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250, except for Circle F. Ventures LLC whose address is 17797 North Perimeter Drive, Suite 105, Scottsdale, Arizona 85255; Joseph L. Simek whose address is 611 North Road, Medford, Wisconsin 54461; Laurus Capital Management, LLC, whose address is 825 Third Avenue, 14th Floor, New York, NY  10022 and Anthony Silverman whose address is 2747 Paradise Road, #1405, Las Vegas, Nevada  89109.

(3)                                  Includes 335,000 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(4)                                  Includes 250,969 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(5)                                  Includes 215,000 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(6)                                  Includes 1,500 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(7)                                  Includes 87,500 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(8)                                  Includes 889,969 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(9)                                  Includes 789,000 shares of common stock underlying unexercised options that were exercisable on April 10, 2007, or within 60 days thereafter.

(10)                            Includes 62,958 shares of common stock issuable upon exercise of warrants issued in consideration for entering into debt agreements during the fiscal year ended June 30, 2002.

(11)                            Includes 630,000 shares of common stock underlying warrants that were exercisable on April 10, 2007, or within 60 days thereafter.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

The Amendment will change our name to “NETtime Solutions, Inc.”  To become effective, the Amendment must be filed with the Nevada Secretary of State and designated as effective by the Board of Directors. We intend to implement the Amendment as soon as reasonably practicable as of the 20th day following the mailing of this Information Statement to our shareholders.

Our ticker (trading) symbol, which is currently “TMAM.OB,” and the CUSIP number of our Common Stock will both change as a result of the name change.  After the name change, shareholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name.  However, the existing certificates will continue to represent shares of our Common Stock.  Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing shareholders. The transfer agent for the common stock is:

American Stock Transfer & Trust Company, telephone number (800) 937-5449 or (718) 921-8124.  Postal address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and overnight address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

VOTE OBTAINED

The number of outstanding shares of Common Stock as of the Consent Date was 15,361,539. The following individuals owning the number of shares set forth opposite their names, consented in writing to the Amendment as of the Consent Date:

Shareholder:	Number of Shares:
Joseph L. Simek	3,274,068
Joseph L. Simek Rev. Trust	25,000
Frances L. Simek	680,000
Robert W. Zimmerman	99,175
Belfer Labs LLC	15,969
To Be Limited, H. Belfer & S. Belfer	100,000
To Be Family LP	572,222
TPB Investments	852,344
TPB Investment Ltd	22,826
TPB Investments Ltd Partnership	17,266
Kay S. Silverman Rev. Trust	259,000
Kay S. Silverman Rollover IRA	502,432
Jeffrey A. Silverman	135,000
Katsinam Partners, A. Silverman Rollover IRA	1,687,000
TOTAL:	8,242,302

Section 78.320 of the Nevada Law provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, actions required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding not less than at least a majority of the voting power of the company. Our Bylaws require the same proportion of votes. Accordingly, the Amendment was duly approved and no further votes will be needed.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information, including current reports on Form 8-K and annual and quarterly reports on Form 10-KSB and Form lO-QSB, with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F. Street, N.E., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors

/s/ Jonathan Weiss

President and Chief Executive Officer

Exhibit A

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

(775) 684 5708

Website:  secretaryofstate.biz

                Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY — DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.             Name of corporation:

TIME AMERICA, INC.

2.             The articles have been amended as follows (provide article numbers, if available):

Article 1 is hereby amended by deleting such Article 1 in its entirety and replacing the deleted Article 1 with the following:

    1.         The name of the corporation is:  NETtime Solutions, Inc.

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:  8,242,302 (53.7%)

4.             Effective date of filing (optional):
                                                                    (must not be later than 90 days after the certificate is filed)

5.             Officer Signature (Required): /s/ Thomas J. Klitzke  Thomas J. Klitzke, V.P.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007 Revised on: 01/01/07

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